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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
IRI International Corporation:

     We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK LLP

Dallas, Texas

October 15, 1997